UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2019

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001‑11350 (Commission File Number)	59‑0483700 (IRS Employer Identification No.)
	1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida (Address of principal executive offices)	32114 (Zip Code)
Registrant’s telephone number, including area code: (386) 274‑2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ] Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ] Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
COMMON STOCK, $1.00 PAR VALUE PER SHARE	CTO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note.

On December 12, 2019, Consolidated-Tomoka Land Co. (the “Company”) filed with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8‑K (the “Initial 8‑K”) to disclose that the Company had completed its acquisition of an approximately 212,000 square foot multi-tenant commercial retail property called the Strand, located in Jacksonville, Florida (the “Strand”).

This Current Report on Form 8‑K/A amends the Initial 8‑K to include the historical audited financial statements of the Strand and the pro forma consolidated financial information required by Items 9.01(a) and 9.01(b) of Form 8‑K and should be read in conjunction with the Initial 8‑K.

The pro forma financial information included in this Current Report on Form 8‑K/A has been presented for informational purposes only, as required by Form 8‑K. It does not purport to represent the actual results of operations that the Company and the Strand would have achieved had the Company held the assets of the Strand during the periods presented in the pro forma financial information and is not intended to project the future results of operations that the Company may achieve after the acquisition.

Except as described above, all other information in the Initial 8‑K remains unchanged.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements that are required to be filed pursuant to this item are being filed with this amendment on Form 8‑K/A.

(b) Pro Forma Financial Information

The pro forma financial information that is required to be filed pursuant to this item are being filed with this amendment on Form 8‑K/A.

(d) Exhibits

99.1 Pro Forma financial information

*The following financial information is submitted at the end of this Current Report on Form 8‑K/A and is filed herewith and incorporated herein by reference:

•	Summary of Unaudited Pro Forma Condensed Consolidated Financial Statements
•	Unaudited Pro Forma Condensed Consolidated Balance Sheet of Consolidated-Tomoka Land Co. as of September 30, 2019
•	Unaudited Pro Forma Condensed Consolidated Statements of Operations of Consolidated-Tomoka Land Co. for the Nine Months Ended September 30, 2019 and the Year Ended December 31, 2018
•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

99.2 Audited Financial Statements

*The following financial information is submitted at the end of this Current Report on Form 8‑K/A and is filed herewith and incorporated herein by reference:

•	Summary of Revenues and Direct Cost of Revenues for the Nine Months Ended September 30, 2019 and the Year Ended December 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: February 21, 2020	By:	/s/ Mark E. Patten
Mark E. Patten,
Senior Vice President and Chief Financial Officer

Exhibit 99.1

CONSOLIDATED TOMOKA LAND CO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Strand Acquisition

On December 9, 2019, the Company completed the acquisition of an approximately 212,000 square foot multi-tenant commercial retail property called the Strand, located in Jacksonville, Florida (the “Strand”), for approximately $62.7 million from PGP Jacksonville TC, LLC. The Strand is 95% occupied with a total of 20 tenants with in-place leases including four anchor tenants: Hobby Lobby, Best Buy, 2nd & Charles and the PGA Superstore. The weighted average lease term for the leases of all 20 tenants at the Strand is approximately 9.5 years. The Company previously purchased five ground leases that are outparcels of the Strand, which were purchased as part of a 2018 acquisition of a portfolio of eight ground leases located in the same commercial retail corridor. The Strand will be leased and managed by Colliers International Northeast Florida, Inc. on behalf of the Company.

This acquisition was purchased using 1031 like-kind exchange proceeds from the Company’s October 2019 sale of a controlling interest in the Company’s remaining land portfolio to Magnetar Capital for $97 million (the “Land JV”).

We derived the unaudited pro forma condensed consolidated financial statements from the historical consolidated financial statements of the Company. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 gives effect to the acquisition of the assets underlying the Strand and the outlay of cash paid at closing. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019, gives effect to such acquisition as if they occurred on January 1, 2018, the beginning of the earliest applicable reporting period.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable as of the date of this Current Report on Form 8-K. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of the Company in future periods.

Alpine Income Property Trust, Inc. Transactions

Sale of Income Property Assets to Alpine

On November 26, 2019, the Company and certain of its affiliates entered into purchase and sale agreements with Alpine Income Property Trust, Inc. (“Alpine”) and Alpine Income Property OP, LP (the “Operating Partnership”), pursuant to which the Company and such affiliates sold, and Alpine or the Operating Partnership purchased, 15 properties for aggregate cash consideration of $125.9 million (collectively, the “Purchase and Sale Transactions”). In addition, the Company and certain of its affiliates entered into contribution agreements with the Operating Partnership, pursuant to which the Company and such affiliates contributed to the Operating Partnership five properties (the “Contributed Properties”) for an aggregate of 1,223,854 OP units of the Operating Partnership, which have an initial value of $23,253,226 million (the “Contributions,” and collectively with the Purchase and Sale Transactions, the “Alpine Income Property Sale Transactions”). The Alpine Income Property Sale Transactions closed on November 26, 2019.

The table below presents an overview of the properties sold and contributed to Alpine and the Operating Partnership in connection with the Alpine Income Property Sale Transactions.

Property Type	Tenant	Property Location	Rentable Square Feet		Lease Expiration Date

Office	Wells Fargo	Portland, OR	211,863		12/31/25
Office	Hilton Grand Vacations	Orlando, FL	102,019		11/30/26
Retail	LA Fitness	Brandon, FL	45,000		4/26/32
Retail	At Home	Raleigh, NC	116,334		9/14/29
Retail	Century Theater	Reno, NV	52,474		11/30/24
Retail	Container Store	Phoenix, AZ	23,329		2/28/30
Office	Hilton Grand Vacations	Orlando, FL	31,895		11/30/26
Retail	Live Nation Entertainment, Inc.	East Troy, WI	—	(1)	3/31/30
Retail	Hobby Lobby	Winston-Salem, NC	55,000		3/31/30
Retail	Dick’s Sporting Goods	McDonough, GA	46,315		1/31/24
Retail	Jo-Ann Fabric	Saugus, MA	22,500		1/31/29
Retail	Walgreens	Birmingham, AL	14,516		3/31/29
Retail	Walgreens	Alpharetta, GA	15,120		10/31/25
Retail	Best Buy	McDonough, GA	30,038		3/31/26
Retail	Outback	Charlottesville, VA	7,216		9/30/31
Retail	Walgreens	Albany, GA	14,770		1/31/33
Retail	Outback	Charlotte, NC	6,297		9/30/31
Retail	Cheddars (2)	Jacksonville, FL	8,146		9/30/27
Retail	Scrubbles (2)	Jacksonville, FL	4,512		10/31/37
Retail	Family Dollar	Lynn, MA	9,228		3/31/24
Total / Wtd. Avg.			816,572

(1)     The Alpine Valley Music Theatre, leased to Live Nation Entertainment, Inc., is an entertainment venue consisting of a two-sided, open-air, 7,500-seat pavilion; an outdoor amphitheater with capacity for 37,000; and over 150 acres of green space.

(2)     The Company was the lessor in a ground lease with the tenant. Rentable square feet represents improvements on the property that revert to us at the expiration of the lease.

In addition to the Alpine Income Property Sale Transactions, the Company has agreed to use commercially reasonable efforts to assign two purchase and sale contracts relating to the purchase of two single-tenant, net leased properties for an aggregate purchase price of approximately $14.5 million. The Company will not receive compensation for the assignment of the purchase and sale contracts, if completed.

The Equity Transactions.

Concurrently with the Alpine Income Property Sale Transactions, the Company entered into a stock purchase agreement by and between the Company and Alpine (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Alpine agreed to sell and the Company agreed to purchase 394,737 shares of Alpine common stock (the “Private Placement Shares”) for a total purchase price of $7.5 million (the “Private Placement”). The Company, on November 26, 2019, also purchased 421,053 shares of Alpine common stock in Alpine’s initial public offering for a total purchase price of $8.0 million (the “IPO Purchase” and together with the Private Placement, the “Equity Transactions”). The Equity Transactions closed on November 26, 2019.

The Company’s Relationship with Alpine.

As disclosed above, a wholly owned subsidiary of the Company, the Manager, is the manager of Alpine. The Manger is responsible for the management of Alpine’s assets and the day-to-day operations of Alpine.

John P. Albright, President and Chief Executive Officer of the Company and a member of the board of directors of the Company, Mark E. Patten, Senior Vice President and Chief Financial Officer of the Company, Steven R. Greathouse, Senior Vice President, Investments of the Company, and Daniel E. Smith, Senior Vice President, General Counsel and Corporate

Secretary of the Company, each hold the same position and serve in the same capacity at Alpine, subject to the supervision of the independent members of the Alpine Board of Directors.

We derived the unaudited pro forma condensed consolidated financial statements from the historical consolidated financial statements of the Company. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 gives effect to the disposition of the historical basis of the assets underlying the Alpine Income Property Sale Transactions, the cash proceeds from the closing, and the gain on the Alpine Income Property Sale Transactions, net of income tax. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019, gives effect to such transactions as if they occurred on January 1, 2018, the beginning of the earliest applicable reporting period. For clarity, the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 do not include the estimated gain of approximately $164,000, net of tax, on the Alpine Income Property Sale Transactions pursuant to the rules associated with pro forma presentations.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable as of the date of this Current Report on Form 8-K. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. We have concluded the Operating Partnership is a variable interest entity and is accounted for under the equity method of accounting as the Company is not the primary beneficiary as defined in FASB ASC Topic 810, Consolidation. The significant factors related to this determination include, but are not limited to, our conclusion that Alpine and the Operating Partnership are controlled in all material aspects by its independent board of directors, who are independent of Alpine and the Company. Under the guidance of FASB ASC 323, Investments-Equity Method and Joint Ventures, the Company uses the equity method to account for the Alpine Income Property Sale Transactions.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of the Company in future periods.

Land JV Transaction

On October 15, 2019, Consolidated Tomoka Land Co. (the “Company”) sold a controlling interest in its wholly-owned subsidiary, Crisp39 SPV LLC to Flacto, LLC (“Flacto”), Magnetar Longhorn Fund LP (“Longhorn”) and Magnetar Structured Credit Fund, LP (“Magnetar SCF” and collectively with Flacto and Longhorn, the “Magnetar Investors”) pursuant to an Interest Purchase Agreement (the “Purchase Agreement”), for $97 million. Crisp39 SPV LLC holds the approximately 5,300 acres of undeveloped land in Daytona Beach, Florida (the “Land JV”). The transactions contemplated under the Purchase Agreement closed on October 16, 2019.

The Land JV is governed by the Amended and Restated Limited Liability Company Operating Agreement among the Company and the Magnetar Investors. As a result of the closing of the Purchase Agreement, the Magnetar Investors collectively own a notional 66.50% interest in the Land JV, and the Company owns a notional 33.50% interest in the Land JV (collectively the Company and the Magnetar Investors are herein referred to as the “JV Partners”).  The LLC Agreement includes, but is not limited to, the following terms:

Management.

The Company will serve as the initial manager of the Land JV (the “Manager”) and is responsible for day-to-day operations at the direction of the JV Partners. All major decisions and certain other actions that can be made by the Manager must be approved by the unanimous consent of the JV Partners (the “Unanimous Actions”). Unanimous Actions include such matters as the approval of pricing for all land parcels in the Land JV; approval of contracts for the sale of land that contain material revisions to the standard purchase contract of the Land JV; entry into any lease agreement affiliated with the Land JV; entering into listing or brokerage agreements; approval and amendment of the Land JV’s operating budget; obtaining financing for the Land JV; admission of additional members; and dispositions of the Land JV’s real property for amounts less than market value. Pursuant to the LLC Agreement the Land JV will pay the Manager a management fee in the initial amount of $20,000 per month, which amount will be evaluated on a quarterly basis and reduced based on the value of real property that remains in the Land JV.

Capital and Cash Distributions.

The Magnetar Investors made initial capital contributions to the Land JV for working capital purposes of $750,000, bringing the Magnetar Investors’ total invested capital in the Land JV to $97,750,000 (the “Initial Capital Contribution”). The JV Partners may be requested to make additional contributions of capital in the event the Land JV’s cash on hand is insufficient for costs consistent with the Land JV’s operating budget.

The Company and the Magnetar Investors are generally entitled to distributions of cash amounts on an annual basis. Distribution under the LLC Agreement are to be made (1) first, to the JV Partners, as a return of capital, should they make certain contributions that, pursuant to the LLC Agreement, constitute Excess Capital Contributions; (2) second, to the JV Partners pro rata as a preferred return of 18% on the Excess Capital Contributions, if any; (3) third, to the Magnetar Investors, as a return of capital plus a preferred return of 12.875%; (4) fourth, to the Company as a return of any additional capital contributions made, and (5) thereafter, 90% to the Company and 10% to the Magnetar Investors, pari passu.

The LLC Agreement stipulates specified aggregate distribution levels that the JV Partners (the Company and the Magnetar Investors) anticipate the operation of the Land JV will yield in the first through sixth anniversaries of the effective date of the LLC Agreement (the “Minimum Distribution Hurdles”). The LLC Agreement further establishes that should a Minimum Distribution Hurdle not be achieved, that the preferred return applicable to the Magnetar Investor’s Initial Capital Contribution would increase from 12.875% to 15.5% unless the Company elects to cure the amount of the deficiency related to the Minimum Distribution Hurdle that was not achieved. Should the Company choose to make such a cure payment, the amount of the payment would be included in its balance of capital contributions to the Land JV and fall into the fourth distribution priority noted above. Failing to achieve two consecutive Minimum Distribution Hurdles would, unless cured by the Company, constitute an event of default for which the Manager can be terminated

Restrictions on Transfer; Right of First Refusal

The LLC Agreement contains provisions restricting the transfer of interests in the Land JV other than permitted transfers. Each Magnetar Investor, for a period of three years (the “Transfer Period”), is entitled to transfer all, but not less than all, of their interest in the Land JV by providing written notice to the Company.

In the event a Magnetar Investor desires to transfer its interest in the Land JV during the Transfer Period, the Company may elect to purchase all (but note less than all) of the Magnetar Investor’s interest on the same terms of sale and at the same purchase price as the third-party.

The foregoing description of the Purchase Agreement and the LLC Agreement does not purport to be and is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement and the LLC Agreement.

We derived the unaudited pro forma condensed consolidated financial statements from the historical consolidated financial statements of the Company. The unaudited pro forma condensed consolidated financial statements were derived from the historical consolidated financial statements of the Company. Unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2018 and the nine months ended September 30, 2019 give effect to the disposition of the Land JV’s real property, the cash proceeds from the closing, the reclassification of previous land segment revenue, direct costs of revenue, and related income tax expense to discontinued operations, and the gain on the Land JV transaction, also included in discontinued operations. For clarity, the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 do not include the estimated gain of approximately $127.1 million, on the Land JV pursuant to the rules associated with pro forma presentations and as such gain is a component of discontinued operations. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019, gives effect to such transactions as if they occurred on September 30, 2019.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable as of the date of this Current Report on Form 8-K. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. We have concluded the Land JV is a variable interest entity and is accounted for under the equity method of accounting as the Company is not the primary beneficiary as defined in FASB ASC Topic 810, Consolidation. The significant factors related to this determination include, but are not limited to, the Land JV being jointly controlled by the members through the use of unanimous approval for all material actions. Under the guidance of FASB ASC 323, Investments-Equity Method and Joint Ventures, the Company uses the equity method to account for the Land JV.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of future periods.

CONSOLIDATED TOMOKA LAND CO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2019

	Registrant Historical	Pro Forma Adjustments Land JV	Notes	Pro Forma Adjustments Alpine Income Property Trust, Inc.	Notes	Pro Forma Adjustments The Strand	Notes	Pro Forma
ASSETS
Property, Plant, and Equipment:
Income Properties, Land, Buildings, and Improvements	$472,444,875	$-		$(143,943,628)	[F]	$52,719,005	[L]	$381,220,252
Other Furnishings and Equipment	730,878	-		-		-		730,878
Construction in Process	412,543	-		-		-		412,543
Total Property, Plant, and Equipment	473,588,296	-		(143,943,628)		52,719,005		382,363,673
Less, Accumulated Depreciation and Amortization	(32,696,922)	-		11,605,022	[F]	-		(21,091,900)
Property, Plant, and Equipment - Net	440,891,374	-		(132,338,606)		52,719,005		361,271,773
Land and Development Costs	23,520,982	(17,160,568)	[A]	-		-		6,360,414
Intangible Lease Assets - Net	49,195,221	-		(12,890,412)	[F]	12,818,139	[L]	49,122,948
Assets Held for Sale	4,502,635	-		-		-		4,502,635
Investment in Joint Venture	6,850,594	48,864,662	[B]	-		-		55,715,256
Investment in Alpine Income Property Trust, Inc.	-	-		38,753,226	[H]	-		38,753,226
Impact Fees and Mitigation Credits	447,596	-		-		-		447,596
Commercial Loan Investments	32,419,693	-		-		-		32,419,693
Cash and Cash Equivalents	5,411,727	-		8,701,998	[G]	-		14,113,725
Restricted Cash	6,213,295	96,072,024	[C]	115,782,605	[G]	(62,275,594)	[M]	155,792,330
Other Assets	14,008,249	-		(4,951,921)	[I]	-		9,056,328
Total Assets	$583,461,366	$127,776,118		$13,056,890		$3,261,550		$727,555,924

CONSOLIDATED TOMOKA LAND CO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Continued)

AS OF SEPTEMBER 30, 2019

	Registrant Historical	Pro Forma Adjustments Land JV	Notes	Pro Forma Adjustments Alpine Income Property Trust, Inc.	Notes	Pro Forma Adjustments The Strand	Notes	Pro Forma
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Accounts Payable	$2,624,096	$-		$-		$-		$2,624,096
Accrued and Other Liabilities	5,627,474	-		(426,778)	[I]	471,992	[M]	5,672,688
Deferred Revenue	7,457,665	-		(337,466)	[I]	348,533	[M]	7,468,732
Intangible Lease Liabilities - Net	26,059,614	-		(1,899,047)	[F]	2,441,025	[L]	26,601,592
Liabilities Held for Sale	1,729,049	-		-		-		1,729,049
Income Taxes Payable	112,896	-		-		-		112,896
Deferred Income Taxes - Net	58,761,619	32,384,857	[D]	55,805	[J]	-		91,202,281
Long-term Debt	282,087,031	-		15,500,000	[G]	-		297,587,031
Total Liabilities	$384,459,444	$32,384,857		$12,892,514		$3,261,550		$432,998,365

Shareholders' Equity:
Consolidated-Tomoka Land Co. Shareholders' Equity:
Common Stock -25,000,000 shares authorized; $1 par value, 6,075,462 shares issued and 4,927,728 shares outstanding at September 30, 2019; 6,052,209 shares issued and 5,436,952 shares outstanding at December 31, 2018	6,015,867	-		-		-		6,015,867
Treasury Stock - 1,147,734 shares at September 30, 2019 and 615,257 shares at December 31, 2018	(63,441,664)	-		-		-		(63,441,664)
Additional Paid-In Capital	26,062,021	-		-		-		26,062,021
Retained Earnings	230,284,293	95,391,261	[E]	164,376	[K]	-		325,839,930
Accumulated Other Comprehensive Income (Loss)	81,405	-		-		-		81,405
Total Consolidated-Tomoka Land Co. Shareholders' Equity	199,001,922	95,391,261		164,376		-		294,557,559
Total Liabilities and Shareholders' Equity	$583,461,366	$127,776,118		$13,056,890		$3,261,550		$727,555,924

See accompanying notes to condensed consolidated financial statements.

CONSOLIDATED TOMOKA LAND CO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

	Registrant Historical	Pro Forma Adjustments Land JV	Notes	Pro Forma Adjustments Alpine Income Property Trust, Inc.	Notes	Pro Forma Adjustments The Strand	Notes	Pro Forma
Revenues
Income Properties	$31,360,544	$-		$(9,426,482)	[D]	$4,565,469	[H] [I]	$26,499,531
Interest Income from Commercial Loan Investments	908,324	-		-		-		908,324
Real Estate Operations	11,677,413	(10,968,151)	[A]	-		-		709,262
Total Revenues	43,946,281	(10,968,151)		(9,426,482)		4,565,469		28,117,117
Direct Cost of Revenues
Income Properties	(5,043,496)	-		1,138,539	[E]	(1,375,595)	[I]	(5,280,552)
Real Estate Operations	(6,448,016)	6,278,910	[B]	-		-		(169,106)
Total Direct Cost of Revenues	(11,491,512)	6,278,910		1,138,539		(1,375,595)		(5,449,658)
General and Administrative Expenses	(6,881,524)	-		-		-		(6,881,524)
Depreciation and Amortization	(11,707,710)	-		3,946,794	[F]	(1,908,016)	[H]	(9,668,932)
Total Operating Expenses	(30,080,746)	6,278,910		5,085,333		(3,283,611)		(22,000,114)
Gain on Disposition of Assets	20,869,196	-		-		-		20,869,196
Operating Income	34,734,731	(4,689,241)		(4,341,149)		1,281,858		26,986,199
Investment and Other Income	86,363	-		-		-		86,363
Interest Expense	(9,219,195)	-		-		-		(9,219,195)
Income from Continuing Operations Before
Income Tax	25,601,899	(4,689,241)		(4,341,149)		1,281,858		17,853,367
Income Tax Expense from Continuing Operations	(6,459,234)	1,188,488	[C]	1,100,264	[G]	(324,887)	[J]	(4,495,369)
Income from Continuing Operations	$19,142,665	$(3,500,753)		$(3,240,885)		$956,971		$13,357,998

Per Share Information:
Basic :
Income from Continuing Operations	$3.79	$(0.69)		$(0.64)		$0.19		$2.64
Diluted:
Income from Continuing Operations	$3.79	$(0.69)		$(0.64)		$0.19		$2.64

Weighted Average Shares Outstanding	5,053,407	5,053,407		5,053,407		5,053,407		5,053,407
Diluted Weighted Average Shares Outstanding	5,054,218	5,054,218		5,054,218		5,054,218		5,054,218

See accompanying notes to condensed consolidated financial statements.

CONSOLIDATED TOMOKA LAND CO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2018

	Registrant Historical	Pro Forma Adjustments Land JV	Notes	Pro Forma Adjustments Alpine Income Property Trust, Inc.	Notes	Pro Forma Adjustments The Strand	Notes	Pro Forma
Revenues
Income Properties	$40,075,731	$-		$(11,719,549)	[D]	$5,573,307	[H] [I]	$33,929,489
Interest Income from Commercial Loan Investments	615,728	-		-		-		615,728
Real Estate Operations	45,997,141	(43,030,713)	[A]	-		-		2,966,428
Total Revenues	86,688,600	(43,030,713)		(11,719,549)		5,573,307		37,511,645
Direct Cost of Revenues
Income Properties	(8,170,083)	-		1,619,523	[E]	(1,915,552)	[I]	(8,466,112)
Real Estate Operations	(11,513,918)	10,836,472	[B]	-		-		(677,446)
Total Direct Cost of Revenues	(19,684,001)	10,836,472		1,619,523		(1,915,552)		(9,143,558)
General and Administrative Expenses	(9,785,370)	-		-		-		(9,785,370)
Depreciation and Amortization	(15,761,523)	-		4,900,719	[F]	(2,544,022)	[H]	(13,404,826)
Total Operating Expenses	(45,230,894)	10,836,472		6,520,242		(4,459,574)		(32,333,754)
Gain on Disposition of Assets	22,035,666	-		-		-		22,035,666
Operating Income	63,493,372	(32,194,241)		(5,199,307)		1,113,733		27,213,557
Investment and Other Income	52,221	-		-		-		52,221
Interest Expense	(10,423,286)	-		-		-		(10,423,286)
Income from Continuing Operations Before
Income Tax	53,122,307	(32,194,241)		(5,199,307)		1,113,733		16,842,492
Income Tax Expense from Continuing Operations	(14,162,966)	8,159,630	[C]	1,317,764	[G]	(282,276)	[J]	(4,967,848)
Income from Continuing Operations	$38,959,341	$(24,034,611)		$(3,881,543)		$831,457		$11,874,644

Per Share Information:
Basic
Income from Continuing Operations	$7.09	$(4.37)		$(0.71)		$0.15		$2.16

Diluted
Income from Continuing Operations	$7.04	$(4.35)		$(0.70)		$0.15		$2.15

Weighted Average Shares Outstanding	5,495,792	5,495,792		5,495,792		5,495,792		5,495,792
Diluted Weighted Average Shares Outstanding	5,529,321	5,529,321		5,529,321		5,529,321		5,529,321

See accompanying notes to condensed consolidated financial statements.

CONSOLIDATED TOMOKA LAND CO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The Strand Acquisition. On December 9, 2019, the Company completed the acquisition of an approximately 212,000 square foot multi-tenant commercial retail property called the Strand, located in Jacksonville, Florida (the “Strand”), for approximately $62.7 million from PGP Jacksonville TC, LLC. The Strand is 95% occupied with a total of 20 tenants with in-place leases including four anchor tenants: Hobby Lobby, Best Buy, 2nd & Charles and the PGA Superstore. The weighted average lease term for the leases of all 20 tenants at the Strand is approximately 9.5 years. The Company previously purchased five ground leases that are outparcels of the Strand, which were purchased as part of a 2018 acquisition of a portfolio of eight ground leases located in the same commercial retail corridor. The Strand will be leased and managed by Colliers International Northeast Florida, Inc. on behalf of the Company.

This acquisition was purchased using 1031 like-kind exchange proceeds from the Company’s October 2019 sale of a controlling interest in the Company’s remaining land portfolio to Magnetar Capital for $97 million (the “Land JV”).

The unaudited pro forma condensed consolidated financial statements were derived from the historical consolidated financial statements of the Company. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 gives effect to the acquisition of the assets underlying the Strand and the outlay of cash paid at closing. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019, gives effect to such acquisition as if they occurred on January 1, 2018, the beginning of the earliest applicable reporting period.

Alpine Income Property Trust, Inc. Transaction. On November 26, 2019, the Company and certain of its affiliates entered into purchase and sale agreements with Alpine Income Property Trust, Inc. (“Alpine”) and Alpine Income Property OP, LP (the “Operating Partnership”), pursuant to which the Company and such affiliates sold, and Alpine or the Operating Partnership purchased, 15 properties for aggregate cash consideration of $125.9 million (collectively, the “Purchase and Sale Transactions”). In addition, the Company and certain of its affiliates entered into contribution agreements with the Operating Partnership, pursuant to which the Company and such affiliates contributed to the Operating Partnership five properties (the “Contributed Properties”) for an aggregate of 1,223,854 OP units of the Operating Partnership, which have an initial value of $23,253,226 million (the “Contributions,” and collectively with the Purchase and Sale Transactions, the “Alpine Income Property Sale Transactions”). The Alpine Income Property Sale Transactions closed on November 26, 2019.

Concurrently with the Alpine Income Property Sale Transactions, the Company entered into a stock purchase agreement by and between the Company and Alpine (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Alpine agreed to sell and the Company agreed to purchase 394,737 shares of Alpine common stock (the “Private Placement Shares”) for a total purchase price of $7.5 million (the “Private Placement”). The Company, on November 26, 2019, also purchased 421,053 shares of Alpine common stock in Alpine’s initial public offering for a total purchase price of $8.0 million (the “IPO Purchase” and together with the Private Placement, the “Equity Transactions”). The Equity Transactions closed on November 26, 2019.

The unaudited pro forma condensed consolidated financial statements were derived from the historical consolidated financial statements of the Company. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 give effect to the disposition of the historical basis of the assets underlying the Alpine Income Property Sale Transactions, the cash proceeds from the closing, and the gain on the Alpine Income Property Sale Transactions, net of income tax, as if they occurred on September 30, 2019. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019, gives effect to such transactions as if they occurred on September 30, 2019. For clarity, the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 do not include the estimated gain of approximately $164,000, net of tax, on the Alpine Income Property Sale Transactions pursuant to the rules associated with pro forma presentations.

Land JV. On October 15, 2019, Consolidated Tomoka Land Co. (the “Company”) sold a controlling interest in its wholly-owned subsidiary, Crisp39 SPV LLC to Flacto, LLC (“Flacto”), Magnetar Longhorn Fund LP (“Longhorn”) and Magnetar

Structured Credit Fund, LP (“Magnetar SCF” and collectively with Flacto and Longhorn, the “Magnetar Investors”) pursuant to an Interest Purchase Agreement (the “Purchase Agreement”), for $97 million. Crisp39 SPV LLC holds the approximately 5,300 acres of undeveloped land in Daytona Beach, Florida (the “Land JV”). The transactions contemplated under the Purchase Agreement closed on October 16, 2019.

The Land JV is governed by the Amended and Restated Limited Liability Company Operating Agreement among the Company and the Magnetar Investors. As a result of the closing of the Purchase Agreement, the Magnetar Investors collectively own a notional 66.50% interest in the Land JV, and the Company owns a notional 33.50% interest in the Land JV (collectively the Company and the Magnetar Investors are herein referred to as the “JV Partners”).

The unaudited pro forma condensed consolidated financial statements were derived from the historical consolidated financial statements of the Company. unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2018 and the nine months ended September 30, 2019 give effect to the disposition of the Land JV’s real property, the cash proceeds from the closing, the reclassification of previous land segment revenue, direct costs of revenue, and related income tax expense to discontinued operations, and the gain on the Land JV transaction, also included in discontinued operations. For clarity, the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 do not include the estimated gain of approximately $127.1 million, on the Land JV pursuant to the rules associated with pro forma presentations and as such gain is a component of discontinued operations. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019, gives effect to such transactions as if they occurred on September 30, 2019.

NOTE 2. INVESTMENT IN JOINT VENTURE

Land JV. The Investment in Joint Venture on the Company’s consolidated balance sheet includes the Company’s ownership interest in the Land JV. We have concluded the Land JV is a variable interest entity and is accounted for under the equity method of accounting as the Company is not the primary beneficiary as defined in FASB ASC Topic 810, Consolidation. The significant factors related to this determination include, but are not limited to, the Land JV being jointly controlled by the members through the use of unanimous approval for all material actions. Under the guidance of FASB ASC 323, Investments-Equity Method and Joint Ventures, the Company uses the equity method to account for the JV Investment.

The Land JV transaction consists of the sale of a 66.50% interest in the Land JV, with the Company retaining a 33.50% interest in the Land JV. The purpose of the Land JV shall be to conduct and engage in the following activities: (i) directly or indirectly acquire, purchase, own, hold, manage, fund, finance, encumber, lease, sell, transfer, exchange, dispose of, invest in or otherwise deal with the Property and any other Company Assets and any direct or indirect interest therein or any securities of any kind issued by any entity primarily engaged in such activities, (ii) conduct such other lawful business activities related or incidental thereto or as the JV Partners may otherwise determine and (iii) exercise all powers enumerated in the LLC Act necessary to the conduct, promotion or attainment of the purposes set forth herein and for the protection and benefit of the Company.

The preliminary gain on the sale of the 66.50% interest in the Land JV totaled approximately $127.1 million and was comprised of the gain on the sale of the 66.50% interest for proceeds of $97.0 million, estimated at approximately $78.2 million, as well as the gain on the retained 33.50% interest pursuant to FASB ASC Topic 610-20, Other Income – Gains and Losses from the Derecognition of Nonfinancial Assets, estimated at approximately $48.9 million.

NOTE 3. INVESTMENT IN ALPINE INCOME PROPERTY TRUST INC.

Alpine Income Property Trust, Inc. The Investment in Alpine Income Property Trust, Inc. on the Company’s consolidated balance sheet includes the Company’s $8.0 million IPO Purchase, the Company’s $7.5 million Private Placement, and the aggregate of 1,223,854 OP units of the Operating Partnership, which have an initial value of approximately $23.3 million. We have concluded the Operating Partnership is a variable interest entity and is accounted for under the equity method of accounting as the Company is not the primary beneficiary as defined in FASB ASC Topic 810, Consolidation. The significant factors related to this determination include, but are not limited to, our conclusion that Alpine and the Operating Partnership are controlled in all material aspects by its independent board of directors, who are independent of Alpine and the Company. Under the guidance of FASB ASC 323, Investments-Equity Method and Joint Ventures, the Company uses the equity method to account for the Alpine Income Property Sale Transactions.

NOTE 4. PRO FORMA ADJUSTMENTS

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2019

[A] Remove approximately $17.2 million of Land and Development Costs, representing the Company’s basis in the land transferred to the Land JV.

[B] Record the Company’s 33.50% retained interest in the Land JV estimated at approximately $48.9 million.

[C] Record the cash received of approximately $96.1 million from Magnetar Investors at closing on October 16, 2019 for the 66.50% interest in the Land JV, recorded as Restricted Cash as the proceeds are held by a 1031 intermediary to be re-invested into properties utilizing the like-kind exchange structure.

[D] Record the preliminary increase in deferred income taxes for the tax-deferred gain on the Land JV transaction and the book-tax basis difference in the Land JV totaling approximately $32.4 million.

[E] Record the preliminary gain on the Land JV transaction of approximately $127.8 million, net of income tax of approximately $32.4 million.

[F] Remove the approximately $143.3 million of total asset basis and related accumulated depreciation and amortization, representing the Company’s basis in the portfolio of 20 income property assets sold to Alpine.

[G] Reflect the draw of approximately $15.5 million on the Company’s revolving credit facility to fund the $8.0 million IPO Purchase and the $7.5 million Private Placement. Record the cash received of approximately $124.5 million , which represents the $125.9 million purchase price less estimated pro-rations and closing costs, for the payment of the 15 Purchase and Sale Transactions of which approximately $115.8 million of proceeds are held by a 1031 intermediary to be re-invested into properties utilizing the like-kind exchange structure and approximately $8.7 million is unrestricted.

[H] Record the total investment in Alpine which consists of the Company’s $8.0 million IPO Purchase, the Company’s $7.5 million Private Placement, and the aggregate of 1,223,854 OP units of the Operating Partnership, which have an initial value of approximately $23.3 million, based on the initial public offering price of $19.00 per share .

[I] Remove other assets and liabilities related to the portfolio of 20 income property assets sold to Alpine consisting primarily of the straight-line rent adjustment and certain deferred expenses.

[J] Record the preliminary increase in deferred income taxes for the tax-deferred gain on the Alpine Income Property Sale Transactions totaling approximately $56,000.

[K] Record the preliminary gain on the Alpine Income Property Sale Transactions of approximately $220,000, net of income tax of approximately $56,000.

[L] Record the fair value of the real estate acquired related to the Strand acquisition which is allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, the value of in-place leases, and the value of leasing costs, based in each case on their relative fair values pursuant to the Company’s valuation prepared by an unrelated third-party.

[M] Record the reduction of approximately $62.3 million of cash to acquire the Strand which was disbursed from Restricted 1031 intermediary proceeds from the Land JV. Record the related rent pro-rations of approximately $370,000 and tenant improvement credits of approximately $450,000 received at closing. The acquisition is summarized as follows: purchase price of approximately $62.7 million plus closing costs of approximately $395,000, less rent pro-rations of approximately $370,000 and tenant improvement credits of approximately $450,000 received at closing, equals approximately $62.3 million of cash paid at closing.

Pro Forma Condensed Consolidated Statements of Operations for the Nine Months ended September 30, 2019 and the Year ended December 31, 2018

[A] Reclassify the portion of the Company’s revenues from the real estate operations segment related to the Company’s Daytona Beach land portfolio to discontinued operations.

[B] Reclassify the portion of the Company’s direct cost of revenues from the real estate operations segment related to the Company’s Daytona Beach land portfolio to discontinued operations.

[C] Reclassify income tax expense related to the portion of the Company’s operating income from the real estate operations segment related to the Company’s Daytona Beach land portfolio to discontinued operations. The effective tax rate for the nine months ended September 30, 2019 and the year ended December 31, 2018 was 25.3%, while the effective tax rate for the years ended December 31, 2017 and 2016 was 38.6%.

[D] Eliminate the portion of the Company’s revenues from the 20 asset portfolio sold to Alpine for pro-forma presentation purposes.

[E] Eliminate the portion of the Company’s direct cost of revenues from the 20 asset portfolio sold to Alpine for pro-forma presentation purposes.

[F] Eliminate the portion of the Company’s depreciation and amortization from the 20 asset portfolio sold to Alpine for pro-forma presentation purposes.

[G] Eliminate income tax expense related to the portion of the Company’s operating income from the 20 asset portfolio sold to Alpine for pro-forma presentation purposes. The effective tax rate for the nine months ended September 30, 2019 and the year ended December 31, 2018 was 25.3%.

[H] Record the depreciation and amortization related to the real estate acquired related to the Strand acquisition based on the estimated remaining economic useful life for tangibles assets and the weighted average remaining lease term for the related intangible assets and intangible liabilities which totaled approximately $1.9 million and $2.5 million for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively, and is included in depreciation and amortization on the consolidated income statements. Capitalized above- and below-market lease values are amortized as a decrease or increase, respectively, to rental income which totaled approximately $58,000 and $78,000 for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively.

[I] Record the estimated rental income, based on the recalculation of rent on a straight-line basis utilizing the existing lease terms,  and related expenses, based on the seller’s historical information, of the Strand for the nine months ended September 30, 2019 and the year ended December 31, 2018 as if the acquisition occurred on January 1, 2018, the beginning of the earliest applicable reporting period.

[J] Record income tax expense related to the Company’s estimated operating income from the Strand acquisition for pro-forma presentation purposes. The effective tax rate for the nine months ended September 30, 2019 and the year ended December 31, 2018 was 25.3%.

Exhibit 99.2

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Consolidated-Tomoka Land Co.:

We have audited the accompanying historical summary of revenues and direct costs of revenues of the multi-tenant commercial retail property called the Strand, located in Jacksonville, Florida (the “Strand”) for the year ended December 31, 2018, and the related notes (the “Historical Summary”).

Management’s responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of this Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatements, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on this Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.

Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and direct costs of revenues (described in Note 2) of the Strand for the year ended December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 2 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purposes of complying with certain rules and regulations of the Securities and Exchange Commission  (for inclusion in the Current Report on Form 8-K of Consolidated-Tomoka Land Co.)  and is not intended to be a complete presentation of the Properties’ revenues. Our opinion is not modified with respect to this matter.

/s/ Grant Thornton LLP

Jacksonville, Florida

February 21, 2020

THE STRAND

HISTORICAL SUMMARY OF REVENUES AND DIRECT COSTS OF REVENUES

For the Year Ended December 31, 2018 and

For the Nine Months Ended September 30, 2019 (Unaudited)

	Nine Months Ended September 30, 2019	Year Ended December 31, 2018
	(Unaudited)
Revenues:
Base rental income	$3,448,847	$4,190,206
Tenant reimbursements	1,174,783	1,460,649
Total Revenues	4,623,630	5,650,855

Direct Cost of Revenues:
Income Properties	1,249,246	1,762,784
Total Direct Cost of Revenues	1,249,246	1,762,784

Revenues over Direct Costs of Revenues	$3,374,384	$3,888,071

The accompanying notes are an integral part of these historical summary of revenues and direct costs of revenues.

THE STRAND

Notes to Historical Summary of Revenues and Direct Costs of Revenues

For the Nine Months Ended September 30, 2019 (unaudited)

and Year Ended December 31, 2018

NOTE 1. BUSINESS AND ORGANIZATION

On December 9, 2019, Consolidated-Tomoka Land Co., through a wholly owned subsidiary (“we,” “our,” “us,” “the Company”), acquired the approximately 212,000 square foot multi-tenant commercial retail property called the Strand, located in Jacksonville, Florida (the “Strand”) for a purchase price of approximately $62.7 million. The tenant leases at the Strand vary from absolute net lease to modified gross leases in which the tenants pay their share of certain common area costs as defined by the terms in each respective lease. The Strand will be leased and managed by Colliers International Northeast Florida, Inc. on behalf of the Company.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying historical summary of revenues and direct costs of revenues (“Historical Summary”) includes the operations of the Strand and has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and is not intended to be a complete presentation of the Strand’s revenues and expenses.

INTERIM UNAUDITED INFORMATION

The Historical Summary for the nine-month period ended September 30, 2019 is unaudited. In the opinion of the Company’s management, all adjustments, which consist of normal recurring adjustments, considered necessary for a fair presentation have been included in accordance with Rule 3-14 of Regulation S-X as described above. Accordingly, the Historical Summary for the nine months ended September 30, 2019 is not necessarily indicative of the expected results for the entire year ended December 31, 2019.

INCOME PROPERTY LEASE REVENUE

The rental arrangements associated with tenants of the Strand are classified as operating leases. Accordingly, base rental income is recognized on a straight-line basis over the terms of the respective leases. Tenant reimbursement revenue is recognized as the related expenses are incurred and become recoverable from tenants.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of a financial statement in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues. Actual results could materially differ from these estimates.

NOTE 3. MINIMUM FUTURE RENTAL RECEIPTS

Minimum future rental receipts under non-cancelable operating leases, excluding percentage rent and other lease payments that are not fixed and determinable, having remaining terms in excess of one year as of December 31, 2018 are summarized as follows:

Year Ending December 31,	Amounts ($000's)
2019	$4,409
2020	4,742
2021	4,794
2022	4,830
2023	4,922
2024 and thereafter (cumulative)	27,809
Total	$51,506

NOTE 4. CONCENTRATION OF CREDIT RISK

Certain of the Strand’s tenants, presented in these combined statements of revenues, accounted for more than 10% of the total combined revenue during the year ended December 31, 2018 and during the nine months ended September 30, 2019, which are summarized as follows:

	Nine Months Ended September 30, 2019	Year Ended December 31, 2018
	(Unaudited)
Hobby Lobby Stores, Inc.	16%	17%
Best Buy Stores, L.P.	16%	15%
Golf & Tennis Pro Shop, Inc. (PGA Superstore)	12%	11%
BTS, LLC (2nd & Charles)	8%	11%

NOTE 5. SUBSEQUENT EVENTS

Subsequent events and transactions were evaluated from December 31, 2018, through February 21, 2020, the date on which Historical Summary was issued.